                               TRANSMITTAL LETTER

Interwest Transfer Company
1981 East 4800 South, Suite 100
Salt Lake City, UT  84117

The undersigned stockholder of SurfNet Media Group, an Arizona corporation
("Oldco") hereby transmits to you as Transfer Agent for SurfNet Media Group,
Inc., a Delaware corporation (formerly InnerSpace Corporation) ("Company") the certificate(s) for Oldco stock owned by the undersigned and requests that you issue in exchange therefor the certificates for the shares of the Company's common stock owned by the undersigned as a result of the Merger between Oldco and the Company completed May 23, 2003.

        Certificates for Oldco shares transmitted hereby:

   Shareholder Name(s) on Certificate(s)     Certificate Number(s)      Number of Shares

1.  ___________________________________          ___________              ___________

2.  ___________________________________          ___________              ___________

3.  ___________________________________          ___________              ___________

4.  ___________________________________          ___________              ___________

5.  ___________________________________          ___________              ___________

                                    SECTION A

TO BE COMPLETED BY OLDCO SHAREHOLDER ACCEPTING ONE CERTIFICATE FOR ALL COMPANY
SHARES TO BE ISSUED IN SAME NAME(S) AS OLDCO CERTIFICATES BEING SUBMITTED FOR
EXCHANGE.

        Please issue the appropriate number of shares of the Company's common stock in one certificate in the name(s) listed above and deliver it to the undersigned at the address set out in the Execution Section below.

                                    SECTION B

TO BE COMPLETED BY OLDCO SHAREHOLDER DESIRING MORE THAN ONE COMPANY CERTIFICATE
AND/OR CERTIFICATE(S) IN DIFFERENT NAME(S) THAN OLDCO CERTIFICATES BEING
SUBMITTED FOR EXCHANGE.

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        Please issue the _____________ shares of Company stock (total Oldco Shares listed above multiplied by 0.40558010 and rounded up to the nearest whole number for each fractional share that is one half or greater and rounded down to the nearest whole number for each fractional share that is less than one-half.

                   Shareholder Name(s)                        Amount of Shares

    1.  ___________________________________________             ___________

    2.  ___________________________________________             ___________

    3.  ___________________________________________             ___________

    4.  ___________________________________________             ___________

    5.  ___________________________________________             ___________

THE OLD CERTIFICATES LISTED ABOVE HAVE BEEN ENDORSED ON THE BACK THEREOF OR HAVE
EXECUTED STOCK POWERS ATTACHED WITH ALL SIGNATURES MEDALLION GUARANTEED BY A
BANK OR STOCKBROKER.

    Please deliver the certificate(s) issued under this Section B as follows:
____________________________________________________________(name) at
____________________________________________________________(address).

                                EXECUTION SECTION

Enclosed is a check payable to Interwest Transfer Company for $________ (U.S.
Funds) which is $15.00 for each certificate issued after May 23, 2003 or issued under SECTION B above.

         Executed this _________ day of ___________________, 2003.

                                            Oldco Shareholder(s)

                                            __________________________________
                                            Print Name

                                            __________________________________
                                            Print Name

Address  ____________________________________________________________
         ____________________________________________________________

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